UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 24, 2025
ADOBE INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On January 24, 2025, Scott Belsky notified Adobe Inc. (the “Company” or “Adobe”) of his decision to resign as Chief Strategy Officer and Executive Vice President, Design & Emerging Products, effective March 15, 2025, to pursue another career opportunity.

(e)    2025 Performance Share Program
On January 24, 2025, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Adobe approved the 2025 Performance Share Program (the “Program”) under the terms of the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and granted awards of performance shares (“Performance Shares”) thereunder to members of the Company’s executive management team. The Committee established the Program to help focus key employees on building stockholder value, provide significant award potential for achieving outstanding Company performance, and enhance the ability of the Company to attract and retain highly talented individuals.

Under the Program, shares of Adobe’s common stock may be earned based on the achievement of both (i) a relative total stockholder return (“rTSR”) goal (the “Relative TSR Goal”) measured over a three-year performance period comprised of calendar years 2025-2027 and (ii) a Net New Sales goal (the ‘‘Net New Sales Goal”) determined and measured over three one-year periods comprised of Adobe’s fiscal years 2025-2027. Each performance goal is weighted 50% and achievement of each performance goal is determined independently of the other. Eligible participants can earn between 0% and 200% (the payout cap under the Program) of their target number of Performance Shares.

Achievement of the Relative TSR Goal is based on the rTSR of Adobe’s common stock during the performance period compared to that of companies that comprise the NASDAQ-100 Index as of January 1, 2025 (the “Index Companies”). Generally, the rTSR of Adobe and each Index Company will first be measured as the 90-calendar day average closing sales price ending on, and including, December 31, 2024 and then compared with the 90-calendar day average closing sales price for the period ending on, and including, December 31, 2027. No shares will be earned under the Relative TSR Goal if Adobe’s rTSR performance ranks below the 25th percentile for the performance period. Additionally, regardless of Adobe’s relative position with respect to the Index Companies at the end of the performance period, the award with respect to the Relative TSR Goal will be capped at 100% of target if Adobe has a negative absolute total stockholder return over the performance period. The Committee will certify actual achievement of the Relative TSR Goal following completion of the performance period for the Relative TSR Goal.

Achievement of the Net New Sales Goal is based on (i) ending annualized recurring revenue (“ARR”) growth in Digital Media and (ii) subscription revenue growth in Digital Experience, each compared against a pre-determined target approved by the Committee at the beginning of each fiscal year. The Net New Sales Goal will be separately determined by the Committee for each fiscal year in the performance period, and the level of achievement of each goal will be certified by the Committee following the applicable fiscal year. However, no amount earned with respect to a completed fiscal year under the Net New Sales Goal will vest until the later of (a) January 24, 2028 and (b) the final certification date that occurs at the end of all performance periods for the Program (such later date, the “Vesting Date”). The calculation of the achievement of the Net New Sales Goal for each fiscal year will be adjusted to exclude the effect of material mergers and acquisitions and foreign currency exchange rate fluctuations. In connection with approval of the Program, the Committee (i) approved the payout schedule for the Net New Sales Goal for fiscal year 2025, which identifies the percentage of target shares payable based on achievement of the Net New Sales Goal for fiscal year 2025 (the “2025 Payout Schedule”) and (ii) amended the 2023 Performance Share Program and the 2024 Performance Share Program to provide that the Net New Sales Goal under the Program similarly applies to fiscal year 2025 under the 2023 Performance Share Program and fiscal years 2025 and 2026 under the 2024 Performance Share Program. The 2025 Payout Schedule under the Program also applies to fiscal year 2025 under each of the 2023 Performance Share Program and the 2024 Performance Share Program.

All earned Performance Shares under the Program will vest in single installment on the Vesting Date. Vesting is subject to a participant’s continued service to Adobe (or an affiliate) through the Vesting Date, subject to specific exceptions in the event of a change of control or termination by reason of death or disability. Accordingly, the Performance Shares align our executives’ interests with those of our stockholders, while serving as a key retention mechanism over the long term.

The target and maximum awards for the Performance Shares granted by the Committee to the Company’s principal executive officer, the principal financial officer and the other named executive officers* on January 24, 2025 are set forth below.

Officer**	Title	Target Award***	Maximum Award
Shantanu Narayen	Chair and Chief Executive Officer	73,837	147,674
Daniel Durn	Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations	16,808	33,616
Anil Chakravarthy	President, Digital Experience Business	25,965	51,930
David Wadhwani	President, Digital Media Business	25,965	51,930

* For purposes of this filing, the term “other named executive officers” refers to other executive officers who received awards and for whom disclosure pursuant to Item 402(c) of Regulation S-K was required in our most recent filing with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended.
** As disclosed above, on January 24, 2025, Mr. Belsky notified Adobe of his decision to resign, effective March 15, 2025, and did not receive a Performance Share award under the Program.
***50% of the target award is allocated to each of the Relative TSR Goal and the Net New Sales Goal.

A participant may receive less than his or her target award, and in no event may actual shares earned exceed the maximum award. Any shares issued under the Program are subject to recoupment in accordance with the Company’s clawback policies.

The description of the Program contained herein is a summary of the material terms of the Program, does not purport to be complete, and is qualified in its entirety by reference to the Program used in connection with the 2019 Plan previously filed with the SEC. Copies of the Program and the form of 2025 Performance Share Award Grant Notice and Performance Share Award Agreement for use in connection with grants under the Program are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The 2023 Performance Share Program and the 2024 Performance Share Program, each as amended as described above, are filed herewith as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

2025 Executive Annual Incentive Plan

On January 24, 2025, the Committee approved the terms of the 2025 Executive Annual Incentive Plan (the “Incentive Plan”) and designated the executive officers eligible for participation in the Incentive Plan. The Incentive Plan is designed to drive revenue growth and profitability, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives, and recognize and reward the Company’s officers upon the achievement of certain objectives.

The Incentive Plan requires that the Company achieve at least (1) 95% of the GAAP revenue target for fiscal year 2025 and (2) 95% of the non-GAAP diluted earnings per share (“EPS”) target for fiscal year 2025, each based on a pre-determined target approved by the Committee at the beginning of fiscal year 2025. If these initial thresholds are achieved, each participant is eligible to earn a cash bonus up to a maximum of 155% of such participant’s Target Award (the “Maximum Award”). The “Target Award” is calculated by multiplying a participant’s base salary (prorated for any changes during the fiscal year) by a Committee-approved target bonus percentage.

For fiscal year 2025, the Target Award and the Maximum Award, expressed as a percentage of base salary for the Company’s principal executive officer, the principal financial officer and the other named executive officers are set forth below.

Officer	Title	Target Award	Maximum Award
Shantanu Narayen	Chair and Chief Executive Officer	200%	310%
Daniel Durn	Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations	100%	155%
Anil Chakravarthy	President, Digital Experience Business	125%	193.75%
David Wadhwani	President, Digital Media Business	125%	193.75%
Scott Belsky	Chief Strategy Officer and Executive Vice President, Design & Emerging Products	100%	155%

A participant’s “Actual Award” is comprised of:

Actual Award ($)*	=	Corporate Performance Result (%)	X	Target Award ($)
* Cannot exceed Target Award unless the Financial Performance Result (as set forth below) is at least 95%.

The Corporate Performance Result is based on (i) our GAAP revenue and non-GAAP EPS performance against the pre-determined targets approved by the Committee at the beginning of fiscal year 2025 (the “Financial Performance Result”), which may range from 0% to 130% of target and (ii) a discretionary strategic performance adjustment by the Committee of up to 25 percentage points up or down based on the Committee’s assessment of the Company’s performance against its corporate priorities and objectives during the performance period. As a result, the “Corporate Performance Result” may range from 0% to 155%.

Once the Corporate Performance Result is certified by the Committee, the Actual Award earned by each participant under the Incentive Plan is determined based on the formula and terms above. Amounts paid under the Incentive Plan are subject to recoupment from participants in accordance with the Company’s clawback policies.

The description of the Incentive Plan contained herein is a summary of the material terms of the Incentive Plan, does not purport to be complete, and is qualified in its entirety by reference to the Incentive Plan, which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)    Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Number	SEC File No.	Filed Herewith

10.1	2025 Performance Share Program					X

10.2	Form of 2025 Performance Share Award Grant Notice and Award Agreement pursuant to 2025 Performance Share Program					X

10.3	2023 Performance Share Program, as amended and restated					X

10.4	2024 Performance Share Program, as amended and restated					X

10.5	2025 Executive Annual Incentive Plan					X

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: January 30, 2025	By:	/s/ Daniel Durn
Daniel Durn
Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations